Liberty Silver Corp. Appoints H. Richard "Dick" Klatt as Chief Geologist

RENO, NEVADA -- 04/22/2010 - Liberty Silver Corp. (OTCBB: LBSV) ("Liberty" or the "Company") is pleased to announce the appointment of H. Richard "Dick" Klatt, B.Sc., P.Geo., as Chief Geologist.

Mr. Klatt is an economic geologist with over 40 years of experience exploring for gold, silver, copper, lead, zinc, molybdenum, uranium, and fluorite.  He has developed and implemented exploration programs for both private and public companies in the United States as well as Canada, Mexico, and Panama.

During his career, Mr. Klatt was instrumental in the acquisition and re-development of the historic Mercur mining district in Utah by Getty Oil Co., which  later produced over 1.5 million ounces of gold.  He was also credited with the recognition and drilling confirmation of the Long Ridge prospect as a new Carlin-type epithermal gold system in Utah.  He has also been noted for his exploration innovation though the use of an oil drilling rig for fast, lower-cost, reconnaissance drilling for deep roll-front uranium in the San Juan Basin, New Mexico.

Mr. Klatt also assembled and published a comprehensive global database of the geology of conventional and unconventional platinum-group metals and their distribution as a guide for exploration.  Furthermore, Mr. Klatt also created a database of exotic tectonostratigraphic terranes which are favorable for the discovery of precious metals and platinum, as well as authored a paper on copper-gold and other polymetallic mineralization.

"I am personally very excited to have Dick Klatt join our growing team at Liberty Silver,"  said Terry Fields, President and CEO of Liberty Silver.  "His extensive knowledge and technical understanding of complex geological systems will be of tremendous strategic and practical value as we move ahead with redevelopment and expansion plans at the Trinity Silver Project and other potential opportunities."

Prior to joining Liberty Silver, Klatt held positions as a Project geologist for Cotter Corp. and Norandex; Project, Supervising and Staff geologist for Getty Oil/Getty Mining; Exploration Manager for Gold Standard and Yellowcake Mining; and exploration consultant for MK Gold, Boliden, Santa Fe Mining, Americomm Resources, Kennecott Exploration, U.S. Energy, Franconia Minerals, Salmon River Resources, Grand Central Silver Mines, Superior Uranium, and U.S. Uranium among others.  Mr. Klatt received his B.SC. Degree from the University of Illinois and is a registered Professional Geologist in Utah.

About Liberty Silver Corp.

Liberty Silver Corp., a publicly held American company traded on the OTC:BB as LBSV, is focused on exploring and developing mineral properties located in North America.   The Company is led by a highly skilled, experienced management team and board of directors with decades of success managing exploration, development and mining projects.  The Company is committed to creating value for its shareholders by advancing its current projects to production, developing new resources on its current properties, and by acquiring new properties that have with potential to increase their resource base.

On behalf of the board of directors of Liberty Silver Corp.

Terry R. Fields, President and CEO

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Liberty Silver Corp. bases these forward-looking statements on current expectations and projections about future events, based on information currently available. The forward-looking statements contained in this press release may also include statements relating to Liberty Silver Corp.'s anticipated financial performance, business prospects, new developments, strategies and similar matters. Liberty Silver Corp. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

Contacts:

Liberty Silver Corp.
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